Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 14, 2014 relating to the consolidated financial statements of TapImmune Inc. (the "Company") appearing in the Prospectus which is part of the Company's Post-Effective Amendment No. 2 to Form S-3 on Form S-1 for the registration of up to 68,486,792 shares of its common stock.

In addition, we also consent to the reference to our firm included under the heading "Experts" in such Registration Statement.

"DMCL"

Dale Matheson Carr-Hilton LaBonte LLP
 Chartered Accountants